UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2011

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado (Address of principal executive offices)	80021 (Zip code)

720-888-1000
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Completion of Sale of Coal Mine Business

On November 23, 2011, Level 3 Communications, Inc. (the “Registrant”) announced that it had completed the sale of its coal mining business as part of its long-term strategy to focus on core business operations. On November 10, 2011, the Registrant entered into an agreement with an affiliate of Ambre Energy Limited to sell all of the common stock of the holding company for the coal mining operations. As a result of the transaction, the liabilities associated with the coal mining business will be removed from the Registrant’s balance sheet as of the closing. The transaction closed on November 14, 2011, and post-closing conditions were satisfied on November 23, 2011.The financial terms of the transaction were not disclosed.

Amendment to Stockholder Rights Agreement

On November 28, 2011, the Registrant entered into a technical amendment to the Stockholder Rights Agreement, dated as of April 10, 2011, between the Registrant and STT Crossing Ltd (the “Amendment”).  The Amendment was entered into to have the text of the Stockholder Rights Agreement reflect the completion of the Registrant’s 1 for 15 reverse stock split, which was effective as of October 19, 2011, and the listing of the Registrant’s common stock, par value $.01 per share, on the New York Stock Exchange, which was effective as of October 20, 2011.  No substantive changes were made to the terms of the Stockholder Rights Agreement.

The Stockholder Rights Agreement was originally executed at the time that the Registrant agreed to acquire Global Crossing Limited.

A copy of the Amendment is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired
None

(b)	Pro Forma Financial Information
None

(c)	Shell Company Transactions
None

(d)	Exhibits

	99.1	Amendment to the Stockholder Rights Agreement, dated as of November 28, 2011, by and between Level 3 Communications, Inc., a Delaware corporation and STT Crossing Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

	By:	/s/ Neil J. Eckstein
Neil J. Eckstein, Senior Vice President

Date: November 30, 2011

Exhibit Index

Exhibit	Description

99.1	Amendment to the Stockholder Rights Agreement, dated as of November 28, 2011, by and between Level 3 Communications, Inc., a Delaware corporation and STT Crossing Ltd.